EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:            FOR IMMEDIATE RELEASE
Dan Ginnetti 847-607-2069

STERICYCLE, INC. REPORTS RESULTS
FOR THE THIRD QUARTER AND YEAR TO DATE 2014

Lake Forest, Illinois, October 23, 2014-Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the third quarter of 2014.

THIRD QUARTER RESULTS
Revenues for the quarter ended September 30, 2014 were $667.9 million, up $133.3 million or 24.9% from $534.6 million in the third quarter last year. Acquisitions contributed approximately $93.8 million to the current period’s growth in revenues. Revenues increased 25.7% compared to the prior period when adjusted for unfavorable foreign exchange impact of $4.1 million. Gross profit, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), was $278.7 million, up 15.4% from $241.4 million in the third quarter last year. Gross profit as a percent of revenues was 41.7% compared with 45.2% in the third quarter of 2013. Non-GAAP gross profit was $279.5 million, up 15.6% from $241.8 million in the third quarter last year. Non-GAAP gross profit as a percent of revenues was 41.9% compared with 45.2% in the third quarter of 2013. GAAP earnings per diluted share increased 4.4% to $0.96 from $0.92 in the third quarter last year. Non-GAAP earnings per diluted share, when adjusted for various items identified in the second of the following tables, increased 12.4% to $1.08 from $0.96. See tables below.

FIRST NINE MONTHS’ RESULTS
Revenues for the nine months ending September 30, 2014 were $1,878.7 million, up $303.7 million or 19.3% from $1,574.9 million in the same period last year. Acquisitions contributed approximately $208.5 million to the current year’s growth in revenues. Revenues increased 20.3% compared with the prior period when adjusted for unfavorable foreign exchange impact of $16.5 million. GAAP gross profit was $809.4 million, up 13.8% from $711.3 million in the same period last year. Gross profit as a percent of revenues was 43.1% compared with 45.2% in 2013. Non-GAAP gross profit was $812.0 million, up 14.1% from $711.8 million in the same period last year. Non-GAAP gross profit as a percent of revenues was 43.2% compared with 45.2% in the 2013. GAAP earnings per diluted share increased 6.1% to $2.83 from $2.67 in the same period last year. Non-GAAP earnings per diluted share, when adjusted for various items identified in the second of the following tables, increased 14.0% to $3.15 from $2.77. See tables below.

The following table shows our calculations of organic revenue growth (in millions)(1):

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2014	2013	$	%	2014	2013	$	%
Total As Reported Revenues (GAAP)	$667.9	$534.6	$133.3	24.9%	$1,878.7	$1,574.9	$303.7	19.3%
Adjustment for Foreign Exchange	4.1		4.1		16.5		16.5
Subtotal (non-GAAP):	672.0	534.6	137.4	25.7%	1,895.2	1,574.9	320.3	20.3%

Adjustment for Acquisitions	(98.2)	(4.4)	(93.8)		(217.7)	(9.3)	(208.5)
Adjustment for Regulated Returns and Recall Management Services	(16.6)	(25.1)	8.5		(64.4)	(71.3)	6.9
Subtotal (non-GAAP):	$557.2	$505.1	$52.1	10.3%	$1,613.1	$1,494.3	$118.7	7.9%

Domestic/ International Breakdown:
Domestic Revenues	$470.7	$378.1	$92.5	24.5%	$1,317.1	$1,112.0	$205.1	18.4%
International Revenues	197.2	156.5	40.8	26.1%	561.6	462.9	98.6	21.3%
Total As Reported Revenues (GAAP)	$667.9	$534.6	$133.3	24.9%	$1,878.7	$1,574.9	$303.7	19.3%

(1) For internal purposes, we exclude the impact of foreign exchange and revenues attributed to acquisitions closed within the preceding 12 months and from our regulated returns and recall management services when we evaluate organic revenue growth. This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance, as compared to GAAP revenues.

Table to reconcile GAAP EPS to Non-GAAP EPS(2):

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2014	2013	$	%	2014	2013	$	%
GAAP EPS	$0.96	$0.92	$0.04	4.4%	$2.83	$2.67	$0.16	6.1%

Acquisition Expenses	0.03	0.02			0.12	0.07
Integration Expenses	0.05	0.01			0.11	0.03
Plant Conversion and Restructuring	0.02	0.00			0.03	0.00
Change in Fair Value	—	—			0.05	—
Litigation Settlement	0.01	0.00			0.02	0.00

Non-GAAP EPS (Adjusted)	$1.08	$0.96	$0.12	12.4%	$3.15	$2.77	$0.39	14%

(2) In accordance with GAAP, reported earnings per share (EPS) include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $345.0 million and $336.1 million for the nine months ended September 30, 2014 and 2013, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$41,985	$67,167
Short-term investments	479	413
Accounts receivable, net	456,461	388,996
Deferred income taxes	18,185	18,031
Prepaid expenses	37,929	28,379
Other current assets	37,638	37,279
Total Current Assets	592,677	540,265
Property, plant and equipment, net	498,577	358,967
Goodwill	2,415,210	2,231,582
Intangible assets, net	910,928	720,035
Other assets	28,242	37,124
Total Assets	$4,445,634	$3,887,973

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$165,074	$150,380
Accounts payable	131,617	89,146
Accrued liabilities	139,025	107,445
Deferred revenues	22,406	18,826
Other current liabilities	57,183	50,387
Total Current Liabilities	515,305	416,184
Long-term debt, net of current portion	1,512,333	1,280,663
Deferred income taxes	470,383	396,119
Other liabilities	67,426	27,469
Equity:
Common stock	848	855
Additional paid-in capital	253,286	195,110
Accumulated other comprehensive loss	(95,350)	(56,468)
Retained earnings	1,697,903	1,610,964
Total Stericycle, Inc. Equity	1,856,687	1,750,461
Noncontrolling interest	23,500	17,077
Total Equity	1,880,187	1,767,538
Total Liabilities and Equity	$4,445,634	$3,887,973

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	$667,877	100.0%	$534,579	100.0%	$1,878,654	100.0%	$1,574,908	100.0%
Cost of revenues ("COR") - exclusive of depreciation, and adjusting items shown below	373,128	55.9%	280,222	52.4%	1,023,615	54.5%	826,280	52.5%
Depreciation	15,235	2.3%	12,531	2.3%	43,063	2.3%	36,856	2.3%
Total cost of revenues	388,363	58.1%	292,753	54.8%	1,066,678	56.8%	863,136	54.8%
Gross profit (non-GAAP)	279,514	41.9%	241,826	45.2%	811,976	43.2%	711,772	45.2%
Selling, general and administrative expenses ("SG&A") - exclusive of depreciation, amortization, and adjusting items shown below	111,793	16.7%	92,964	17.4%	321,302	17.1%	272,363	17.3%
Depreciation	5,033	0.8%	2,610	0.5%	12,325	0.7%	8,373	0.5%
Amortization	8,497	1.3%	6,709	1.3%	24,214	1.3%	19,884	1.3%
Total SG&A expense	125,323	18.8%	102,283	19.1%	357,841	19.0%	300,620	19.1%
Income from operations (non-GAAP) - exclusive of adjusting items shown below	154,191	23.1%	139,543	26.1%	454,135	24.2%	411,152	26.1%
Adjusting items:
Plant conversion expenses (COR)	845	0.1%	423	0.1%	2,534	0.1%	423	—%
Acquisition expenses (SG&A)	3,472	0.5%	2,111	0.4%	10,672	0.6%	6,238	0.4%
Integration expenses (SG&A)	7,461	1.1%	1,423	0.3%	14,625	0.8%	3,702	0.2%
Change in fair value of contingent consideration (SG&A)	—	—%	(185)	0.0%	3,953	0.2%	(307)	0.0%
Litigation expenses (SG&A)	1,342	0.2%	12	0.0%	3,243	0.2%	116	0.0%
Plant conversion and restructuring expenses (SG&A)	1,535	0.2%	364	0.1%	1,535	0.1%	468	0.0%
Income from operations	139,536	20.9%	135,395	25.3%	417,573	22.2%	400,512	25.4%
Other income (expense):
Interest expense, net	(16,617)	(2.5)%	(13,316)	(2.5)%	(47,883)	(2.5)%	(39,608)	(2.5)%
Other expense, net	(477)	(0.1)%	(1,341)	(0.3)%	(1,569)	(0.1)%	(2,899)	(0.2)%
Total other expense	(17,094)	(2.6)%	(14,657)	(2.7)%	(49,452)	(2.6)%	(42,507)	(2.7)%
Income before income taxes	122,442	18.3%	120,738	22.6%	368,121	19.6%	358,005	22.7%
Income tax expense	39,401	5.9%	39,906	7.5%	122,633	6.5%	123,508	7.8%
Net income	83,041	12.4%	80,832	15.1%	245,488	13.1%	234,497	14.9%
Less: net income attributable to noncontrolling interests	196	—%	285	0.1%	1,558	0.1%	1,289	0.1%
Net income attributable to Stericycle, Inc.	$82,845	12.4%	$80,547	15.1%	$243,930	13.0%	$233,208	14.8%
Earnings per share - diluted	$0.96		$0.92		$2.83		$2.67
Weighted average number of common shares outstanding - diluted	86,116,455		87,401,565		86,237,202		87,497,276

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended September 30,
	2014	2013
OPERATING ACTIVITIES:
Net income	$245,488	$234,497
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	13,365	12,088
Excess tax benefit of stock options exercised	(10,747)	(12,354)
Depreciation	55,388	45,229
Amortization	24,214	19,884
Deferred income taxes	8,833	15,623
Change in fair value of contingent consideration	3,953	(307)
Plant conversion expenses	1,379	—
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(25,420)	(43,816)
Accounts payable	13,383	3,258
Accrued liabilities	17,640	21,420
Deferred revenues	2,326	(614)
Other assets and liabilities	(4,830)	41,181
Net cash provided by operating activities	344,972	336,089
INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(333,541)	(131,902)
(Purchases of)/ proceeds from investments	(2,051)	45
Capital expenditures	(66,262)	(54,329)
Net cash used in investing activities	(401,854)	(186,186)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(45,031)	(48,858)
Borrowings on foreign bank debt	151,605	164,669
Repayments on foreign bank debt	(131,295)	(163,941)
Borrowings on senior credit facility	1,154,100	731,015
Repayments on senior credit facility	(979,059)	(725,940)
Payments on capital lease obligations	(4,014)	(2,623)
Payments of deferred financing costs	(2,280)	—
Purchases and cancellations of treasury stock	(157,004)	(114,531)
Proceeds from issuance of common stock	33,904	33,827
Excess tax benefit of stock options exercised	10,747	12,354
Payments to noncontrolling interests	(732)	(1,018)
Net cash provided by/ (used) in financing activities	30,941	(115,046)
Effect of exchange rate changes on cash	759	(1,795)
Net (decrease)/ increase in cash and cash equivalents	(25,182)	33,062
Cash and cash equivalents at beginning of period	67,167	34,659
Cash and cash equivalents at end of period	$41,985	$67,721

NON-CASH ACTIVITIES:
Issuances of obligations for acquisitions	$100,944	$88,530
Issuance of obligations for noncontrolling interests	—	2,113